EIGHTEENTH AMENDMENT
FORUM FUNDS DISTRIBUTION AGREEMENT

This Eighteenth Amendment (the "Amendment") to the Distribution Agreement (the "Agreement") dated as of March 31, 2009, as amended, by and between Forum Funds, a Delaware statutory trust (the "Trust") and Foreside Fund Services, LLC, a Delaware limited liability company ("Distributor") is entered into as of October 5, 2015 (the "Effective Date").

WHEREAS, the Trust and Distributor desire to amend Appendix A of the Agreement to reflect changes in the names of certain series of the Trust; and

WHEREAS, Section 17(b) of the Agreement requires that all amendments to the Agreement be made in writing and executed by all parties;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Trust and Distributor hereby agree as follows:

I. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

II. Appendix A to the Agreement is hereby amended and restated as provided on Exhibit A attached hereto.

III. Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

IV. This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FORUM FUNDS		FORESIDE FUND SERVICES, LLC

By:	/s/ Jessica Chase	By:	/s/ Mark Fairbanks
	Jessica Chase, President		Mark Fairbanks, President

AMENDED APPENDIX A TO THE
DISTRIBUTION AGREEMENT BETWEEN
FORUM FUNDS AND FORESIDE FUND SERVICES, LLC

APPENDIX A
Funds and Classes of the Trust
As of October 5, 2015

FUND NAMES	CLASS NAMES
Absolute Capital Opportunities Fund
Absolute Credit Opportunities Fund	Institutional Shares
Absolute Strategies Fund	Institutional Shares and R Shares
Auxier Focus Fund	Investor Shares, A Shares, Institutional Shares
Beck, Mack & Oliver International Fund
Beck, Mack & Oliver Partners Fund
Carne Hedged Equity Fund	Investor Shares, Institutional Shares
DF Dent Midcap Growth Fund
DF Dent Premier Growth Fund
DF Dent Small Cap Growth Fund
Exceed Defined Enhancement Index Fund	Investor Shares, Institutional Shares
Exceed Defined Hedge Index Fund	Investor Shares, Institutional Shares
Exceed Defined Shield Index Fund	Investor Shares, Institutional Shares
Golden Large Cap Core Fund	Investor Shares, Institutional Shares
Golden Small Cap Core Fund	Investor Shares, Institutional Shares
Lebenthal Lisanti Small Cap Growth Fund
LMCG Global Market Neutral Fund	Investor Shares, Institutional Shares
LMCG Global MultiCap Fund	Investor Shares, Institutional Shares
MAI Managed Volatility Fund	Investor Shares, Institutional Shares
Merk Absolute Return Currency Fund	Investor Shares, Institutional Shares
Merk Asian Currency Fund	Investor Shares, Institutional Shares
Merk Hard Currency Fund	Investor Shares, Institutional Shares
Monongahela All Cap Value Fund
Payson Total Return Fund
Polaris Global Value Fund
Steinberg Select Fund	Investor Shares, Institutional Shares
The BeeHive Fund